Exhibit 99.1

News release

HYZON RECEIVES SECOND 180 CALENDAR DAY EXTENSION TO REGAIN COMPLIANCE WITH NASDAQ’S CONTINUED LISTING REQUIREMENT

Company to Begin Trading on the Capital Market at the Opening of Business on July 25, 2024

BOLINGBROOK, Ill., July 24, 2024 – Hyzon (NASDAQ: HYZN) (Hyzon or the Company), a U.S.-based manufacturer and global supplier of high-performance hydrogen fuel cell systems focused on providing zero-emission power to decarbonize the most demanding industries, today announced it has received approval from the listing qualifications staff of the Nasdaq Stock Market to transfer its listing to the Nasdaq Capital Market from the Global Select Market.

The Staff further indicated the Company is eligible for a second 180 calendar day extension to regain compliance with Nasdaq’s continued listing requirement related to a $1.00 minimum bid price. The Company now has until January 21, 2025, to regain compliance with the Bid Price Rule. In connection with this listing transfer and second 180 calendar day extension, the Company provided Nasdaq with its written intention to cure the bid price deficiency during this second compliance period, by effecting a reverse stock split, if necessary.

The Company’s Class A common stock and warrants will be transferred to the Nasdaq Capital Market and begin trading at the opening of business on July 25, 2024.

hyzonfuelcell.com

About Hyzon

Hyzon is a global supplier of high-performance hydrogen fuel cell technology focused on providing zero-emission power to decarbonize demanding industries. With agile, high-power technology designed for heavy-duty applications, Hyzon is at the center of a new industrial revolution fueled by hydrogen, an abundant and clean energy source. Hyzon is focusing on deploying its fuel cell technology in heavy-duty commercial vehicles in Class 8 and refuse vehicles across North America. To learn more about how Hyzon partners across the hydrogen value chain to accelerate the clean energy transition, visit www.hyzonfuelcell.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include the Company’s expectations, hopes, beliefs, intentions or strategies for the future. You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include the Company’s ability improve its capital structure; Hyzon’s liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; the possibility that Hyzon may need to seek bankruptcy protection; Hyzon’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; our ability to enter into any desired strategic alternative on a timely basis, on acceptable terms; our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; and the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, as supplemented by the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

Contact:
ir@hyzonfuelcell.com

Media Contact:
Hyzon@teamavoq.com

hyzonfuelcell.com